FOURTH AMENDMENT TO

 ETF DISTRIBUTIONAGREEMENT

This fourth amendment (the "Amendment") to the ETF distribution agreement (the "ETF DA") dated as of August 8, 2022, by and between The RBB Fund, Inc. and Quasar Distributors, LLC (together, the "Parties") is effective as of February 21, 2024.

WHEREAS, the Parties desire to amend Exhibit A to the ETF DA.

WHEREAS, pursuant to Section 8(b) of the ETF DA, no provisions may be amended or modified in any manner except by a written agreement signed by both Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Exhibit A to the ETF DA is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

2.	Except as expressly amended hereby, all of the provisions of the ETF DA shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

QUASAR DISTRIBUTORS, LLC	THE RBB FUND, INC.

By: /s/ Teresa Cowan	By: /s/ James G. Shaw
Teresa Cowan, President	James G. Shaw, CFO/COO & Secretary
Date: 2/21/2024	Date: 2/21/2024

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Series of The RBB Fund, Inc.
Motley Fool 100 Index ETF
Motley Fool Small-Cap Growth ETF
Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Capital Efficiency 100 Index ETF

US Treasury 10 Year Note ETF
US Treasury 7 Year Note ETF
US Treasury 5 Year Note ETF
US Treasury 2 Year Note ETF
US Treasury 30 Year Bond ETF
US Treasury 20 Year Bond ETF
US Treasury 3 Year Note ETF
US Treasury 12 Month Bill ETF
US Treasury 6 Month Bill ETF
US Treasury 3 Month Bill ETF
SGI U.S. Large Cap Core ETF
SGI Dynamic Tactical ETF

  F/m Opportunistic Income ETF
F/m 6-Month Investment Grade Corporate Bond ETF
F/m 12-Month Investment Grade Corporate Bond ETF
F/m 2-Year Investment Grade Corporate Bond ETF
F/m 3-Year Investment Grade Corporate Bond ETF
F/m 5-Year Investment Grade Corporate Bond ETF
F/m 7-Year Investment Grade Corporate Bond ETF
F/m 10-Year Investment Grade Corporate Bond ETF
F/m 20-Year Investment Grade Corporate Bond ETF
F/m 30-Year Investment Grade Corporate Bond ETF
F/m 15+ Year Investment Grade Corporate Bond ETF

SGI Enhanced Global Income ETF
SGI Enhanced Core ETF